CREDIT AGREEMENT
                          Dated as of December 3, 2002
                                      among
                          SHOWBIZ MERCHANDISING, L.P.,
                                as the Borrower,
                            CEC ENTERTAINMENT, INC.,
                                 as a Guarantor,
                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and L/C Issuer,
                                  BANK ONE, NA,
                              as Syndication Agent,
                         U.S. BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agent,
                              FLEET NATIONAL BANK,
                           as Co-Documentation Agent,
                                       and
                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

      Section                                                               Page
      -------                                                               ----
ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS ...............................1
    1.01       Defined Terms ..................................................1
    1.02       Other Interpretive Provisions .................................17
    1.03       Accounting Terms ..............................................18
    1.04       Rounding ......................................................18
    1.05       References to Agreements and Laws .............................18
    1.06       Times of Day ..................................................18
    1.07       Letter of Credit Amounts ......................................19
ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS .........................19
    2.01       Committed Loans ...............................................19
    2.02       Borrowings, Conversions and Continuations of Committed Loans ..19
    2.03       Letters of Credit .............................................21
    2.04       Intentionally Omitted .........................................28
    2.05       Prepayments ...................................................28
    2.06       Termination or Reduction of Commitments .......................29
    2.07       Repayment of Loans ............................................29
    2.08       Interest ......................................................29
    2.09       Fees ..........................................................30
    2.10       Computation of Interest and Fees ..............................30
    2.11       Evidence of Debt ..............................................31
    2.12       Payments Generally ............................................31
    2.13       Sharing of Payments ...........................................33
    2.14       Extension of Maturity Date ....................................33
    2.15       Increase in Commitments .......................................34
ARTICLE III.   TAXES, YIELD PROTECTION AND ILLEGALITY ........................36
    3.01       Taxes .........................................................36
    3.02       Illegality ....................................................37
    3.03       Inability to Determine Rates ..................................37
    3.04       Increased Cost and Reduced Return; Capital Adequacy;
               Reserves on  Eurodollar Rate Loans ............................38
    3.05       Funding Losses ................................................38
    3.06       Matters Applicable to all Requests for Compensation ...........39
    3.07       Survival ......................................................40
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS .....................40
    4.01       Conditions of Initial Credit Extension ........................40
    4.02       Conditions to all Credit Extensions ...........................41
ARTICLE V.     REPRESENTATIONS AND WARRANTIES ................................42
    5.01       Existence, Qualification and Power; Compliance with Laws ......42
    5.02       Authorization; No Contravention ...............................42
    5.03       Governmental Authorization; Other Consents ....................43
    5.04       Binding Effect ................................................43
    5.05       Financial Statements; No Material Adverse Effect ..............43
    5.06       Litigation ....................................................44
    5.07       No Default ....................................................44

    5.08       Ownership of Property; Liens ..................................44
    5.09       Environmental Compliance ......................................44
    5.10       Insurance .....................................................44
    5.11       Taxes .........................................................45
    5.12       ERISA Compliance ..............................................45
    5.13       Subsidiaries ..................................................46
    5.14       Margin Regulations; Investment Company Act;
               Public Utility Holding Company Act ............................46
    5.15       Disclosure ....................................................46
    5.16       Compliance with Laws ..........................................46
    5.17       Intellectual Property; Licenses, Etc. .........................46
ARTICLE VI.    AFFIRMATIVE COVENANTS .........................................47
    6.01       Financial Statements ..........................................47
    6.02       Certificates; Other Information ...............................48
    6.03       Notices .......................................................49
    6.04       Payment of Obligations ........................................50
    6.05       Preservation of Existence, Etc. ...............................50
    6.06       Maintenance of Properties .....................................50
    6.07       Maintenance of Insurance ......................................50
    6.08       Compliance with Laws ..........................................50
    6.09       Books and Records .............................................51
    6.10       Inspection Rights .............................................51
    6.11       Use of Proceeds ...............................................51
    6.12       Additional Guarantors .........................................51
ARTICLE VII.   NEGATIVE COVENANTS ............................................51
    7.01       Liens .........................................................51
    7.02       Investments ...................................................53
    7.03       Indebtedness ..................................................54
    7.04       Fundamental Changes ...........................................54
    7.05       Dispositions ..................................................55
    7.06       Restricted Payments ...........................................55
    7.07       Change in Nature of Business ..................................56
    7.08       Transactions with Affiliates ..................................56
    7.09       Burdensome Agreements .........................................56
    7.10       Use of Proceeds ...............................................57
    7.11       Financial Covenants ...........................................57
    7.12       Intentionally Omitted .........................................57
ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES ................................58
    8.01       Events of Default .............................................58
    8.02       Remedies Upon Event of Default ................................60
    8.03       Application of Funds ..........................................60
ARTICLE IX.    ADMINISTRATIVE AGENT ..........................................61
    9.01       Appointment and Authorization of Administrative Agent .........61
    9.02       Delegation of Duties ..........................................62
    9.03       Liability of Administrative Agent .............................62
    9.04       Reliance by Administrative Agent ..............................62
    9.05       Notice of Default .............................................63
    9.06       Credit Decision; Disclosure of Information by
               Administrative Agent ..........................................63

    9.07       Indemnification of Administrative Agent .......................64
    9.08       Administrative Agent in its Individual Capacity ...............64
    9.09       Successor Administrative Agent ................................65
    9.10       Administrative Agent May File Proofs of Claim .................65
    9.11       Guaranty Matters ..............................................66
    9.12       Other Agents; Arrangers and Managers ..........................66
ARTICLE X.     MISCELLANEOUS .................................................67
    10.01      Amendments, Etc. ..............................................67
    10.02      Notices and Other Communications; Facsimile Copies ............68
    10.03      No Waiver; Cumulative Remedies ................................69
    10.04      Attorney Costs, Expenses and Taxes ............................69
    10.05      Indemnification by the Borrower ...............................70
    10.06      Payments Set Aside ............................................70
    10.07      Successors and Assigns ........................................71
    10.08      Confidentiality ...............................................74
    10.09      Set-off .......................................................74
    10.10      Interest Rate Limitation ......................................75
    10.11      Counterparts ..................................................75
    10.12      Integration ...................................................75
    10.13      Survival of Representations and Warranties ....................76
    10.14      Severability ..................................................76
    10.15      Tax Forms .....................................................76
    10.16      Replacement of Lenders ........................................78
    10.17      GOVERNING LAW .................................................79
    10.18      WAIVER OF RIGHT TO TRIAL BY JURY ..............................79
    10.19      Time of the Essence ...........................................79
    10.20      ENTIRE AGREEMENT ..............................................80
    10.21      Corporate Reorganization ......................................80

    SIGNATURES ..............................................................S-1

SCHEDULES
    1.01       Existing Letters of Credit
    2.01       Commitments and Pro Rata Shares
    4.01       List of Jurisdictions
    5.05       Supplement to Interim Financial Statements
    5.06       Litigation
    5.13       Subsidiaries and Other Equity Investments
    7.01       Existing Liens
    7.03       Existing Indebtedness
    10.02      Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
             Form of

    A        Committed Loan Notice
    B        Intentionally Omitted
    C        Note
    D        Compliance Certificate
    E        Assignment and Assumption
    F        Guaranty
    G        Opinion Matters
    H        New Lender Agreement
    I        Guaranty for CEC Entertainment

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of December 3, 2002, among SHOWBIZ MERCHANDISING, L.P., a Texas limited partnership (the "Borrower"), CEC ENTERTAINMENT, INC., as a Guarantor, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK ONE, NA, as Syndication Agent, U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent, FLEET NATIONAL BANK, as Co-Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Administrative   Agent"   means  Bank  of  America  in  its   capacity  as
administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" means this Credit Agreement.

     "Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                         Applicable
                                          Rate for
                                         Eurodollar
                                         Rate Loans
                                            and                    Applicable
                                          Standby     Commercial    Rate for
 Pricing    Consolidated    Commitment   Letters of   Letters of    Base Rate
  Level    Leverage Ratio      Fee         Credit       Credit        Loans
 -------   --------------   ----------   ----------   ----------   ----------
    1        <= 2.25:1       20.0 bps     75.0 bps     56.25 bps    0.0 bps
    2         >2.25:1        22.5 bps     87.5 bps    65.625 bps    0.0 bps
            but <= 2.75:1
    3         >2.75:1        25.0 bps    112.5 bps    84.375 bps    0.0 bps
            but <= 3.00:1
    4         >3.00:1        30.0 bps    150.0 bps     112.5 bps    0.0 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such Compliance Certificate is actually delivered, whereupon the Applicable Rate shall be determined by the Consolidated Leverage Ratio reflected therein. The Applicable Rate in effect from the Closing Date through the earlier of (a) March 31, 2003 or (b) that date on which the Compliance Certificate related to CEC Entertainment's fiscal year 2002 financial statements is delivered by Borrower to Administrative Agent, shall be determined based upon Pricing Level 2.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Assignment   and   Assumption"   means  an   Assignment   and   Assumption
substantially in the form of Exhibit E.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements to the extent actually incurred of any law firm or other external legal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of CEC Entertainment and its Subsidiaries for the fiscal years ended December 30, 2001, December 31, 2000 and January 2, 2000 and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal year of CEC Entertainment and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in accordance with GAAP.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing" means a Committed Borrowing.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "CEC Entertainment" means CEC Entertainment, Inc., a Kansas corporation.

     "Change of Control" means, with respect to any Person, an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption or New Lender Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Committed   Borrowing"  means  a  borrowing   consisting  of  simultaneous
Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Committed Loan" has the meaning specified in Section 2.01.

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

     "Consolidated EBITDA" means, for any period, for CEC Entertainment and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by CEC Entertainment and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income and (iv) other expenses of CEC Entertainment and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) all non-cash items increasing Consolidated Net Income for such period.

     "Consolidated EBITDAR" means, for any period, for CEC Entertainment and its Subsidiaries on a consolidated basis, (a) Consolidated EBITDA for such period plus (b) all lease and rent expense for any real and personal property for CEC Entertainment and its Subsidiaries for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, as of the date of determination, with the period being considered, the last four fiscal quarters ending with the final day of the most recent quarter, the ratio of (a) the result of (i) Consolidated EBITDAR for CEC Entertainment and its Subsidiaries for such period, minus (ii) all tax liabilities, assessments and governmental charges paid in cash by CEC Entertainment and its Subsidiaries during such period, minus (iii) Restricted Payments made by CEC Entertainment and its Subsidiaries during such period, and minus (iv) maintenance capital expenditures for CEC Entertainment and its Subsidiaries during such period which shall be deemed to equal $20,000 per unit, to (b) sum of (i) Consolidated Interest Charges for such period, plus (ii) rental payments made during such period by CEC Entertainment and its Subsidiaries, plus (iii) Indebtedness with a maturity of one year or longer ("Long Term Debt") of CEC Entertainment and its Subsidiaries, which matures during such period, plus scheduled payments of any other Indebtedness during such period, plus (iv) payments made on leases which must be reflected on CEC Entertainment's or a Subsidiary's balance sheet as an asset and corresponding liability ("Capital Lease") during such period.

     "Consolidated Funded Indebtedness" means, as of any date of determination, for CEC Entertainment and its Subsidiaries on a consolidated basis, the sum of
(a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than CEC Entertainment or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which CEC Entertainment or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to CEC Entertainment or such Subsidiary.

     "Consolidated Interest Charges" means, for any period, for CEC Entertainment and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of CEC Entertainment and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of CEC Entertainment and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Leverage Ratio" means, as of any date of determination, with the period being considered, the last four fiscal quarters ending with the final day of the most recent quarter, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date plus (ii) all lease and rent expense for any real and personal property for CEC Entertainment and its Subsidiaries for the four fiscal quarters most recently ended, multiplied by eight, to (b) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which CEC Entertainment has delivered financial statements pursuant to Section 6.01(a) or (b).

     "Consolidated Net Income" means, for any period, for CEC Entertainment and its Subsidiaries on a consolidated basis, the net income of CEC Entertainment and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

     "Consolidated Net Worth" means, as of any date of determination, for CEC Entertainment and its Subsidiaries on a consolidated basis, Shareholders' Equity of CEC Entertainment and its Subsidiaries on that date.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Corporate Reorganization" means the plan of corporate reorganization pursuant to which CEC Entertainment and its Subsidiaries shall convey a portion of its assets and obligations to CEC Entertainment Holdings, LLC and ShowBiz Merchandising, L.P.

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, CEC Entertainment, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with CEC Entertainment within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or CEC Entertainment or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or CEC Entertainment or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or CEC Entertainment or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan (rounded upwards, as necessary, to the nearest 1/100th of 1 percent):

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 8.01.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of July 14, 2000 among CEC Entertainment, Bank One, Texas, National Association, as the administrative agent, Suntrust Bank, as the syndication agent, and the Lenders party thereto.

     "Existing Letters of Credit" means, collectively, the letters of credit specifically described on Schedule 1.01.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated October 3, 2002, among CEC Entertainment, the Administrative Agent and the Arranger.

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantors" means (i) at all times the Required Guarantors, and (ii) any other entity which has executed a Guaranty, and such Guaranty has not been released. The initial Guarantors shall include SPT Distribution Company, Inc., TJH Restaurant Group, Inc., CEC Entertainment, and CEC Entertainment Holdings, LLC.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F and Exhibit I.

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases and Synthetic Lease Obligations; and

          (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any

Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning set forth in Section 10.05.

     "Indemnitees" has the meaning set forth in Section 10.05.

     "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning set forth in Section 5.17.

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when due or refinanced as a Committed Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letter(s) of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan"  means an  extension  of credit by a Lender  to the  Borrower  under
Article II in the form of a Committed Loan.

     "Loan Documents" means this Agreement, each Note, the Fee Letter, the Guaranty, and Swap Contracts of the Borrower to which a Lender or its Affiliates is a party.

     "Loan Parties" means, collectively, the Borrower and each Guarantor.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of CEC Entertainment or CEC Entertainment and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maturity Date" means the later of (a) three years from the Closing Date, and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or CEC Entertainment or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means:

          (a) with respect to the sale of any asset by CEC Entertainment or any Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by CEC Entertainment or any Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith; and

          (b) with respect to the sale of any capital stock or other equity interest by CEC Entertainment, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by CEC Entertainment in connection with such sale.

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, including under Swap Contracts of the Borrower to which a Lender or its Affiliate is a party.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit
Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or CEC Entertainment or any ERISA Affiliate or to which the Borrower or CEC Entertainment or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in
Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or CEC Entertainment or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Register" has the meaning set forth in Section 10.07(c).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

     "Required Guarantor" means CEC Entertainment, TJH Restaurant Group, Inc., CEC Entertainment Holdings, LLC, and any other Subsidiary which is or is required to be a Guarantor. A Subsidiary is required to be a Guarantor if the failure to provide such Guaranty results or would result in a breach of Section 7.02(f), Section 7.02(g), Section 7.02(h) and/or Section 7.02(i).

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party, and, for CEC Entertainment Holdings, LLC, TJH Restaurant Group, Inc., and SPT Distribution Company, Inc., the vice president. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or CEC Entertainment or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of CEC Entertainment and its Subsidiaries as of that date determined in accordance with GAAP.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of CEC Entertainment.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Threshold Amount" means $2,500,000.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

     1.02 Other Interpretive Provisions.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04  Rounding.

     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day.

     Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

     1.07 Letter of Credit Amounts.

     Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                     THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Committed Loans.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02 Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and
(ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c), each conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of

Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.

     2.03 Letters of Credit.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (which shall include Letters of Credit issued for the account of CEC Entertainment or certain Subsidiaries), and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

               (E) such Letter of Credit is in an initial amount less than $10,000, in the case of a commercial Letter of Credit, or $10,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b)   Procedures   for  Issuance  and   Amendment  of  Letters  of  Credit;
Auto-Renewal Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit
     Application  shall  specify  in form  and  detail  satisfactory  to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a Business Day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing in compliance with the requirements under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, provided that the Administrative Agent has provided notice to the Borrower prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 11:00 a.m. on the next succeeding Business Day. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice) and the delivery of prior notice of such request for a Committed Borrowing to the Borrower. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Notwithstanding anything contained herein to the contrary, each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the

     L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in
     Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued [including any such agreement applicable to an Existing Letter of Credit], (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate under the column "Commercial Letters of Credit" for the then applicable pricing level, on a per annum basis, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), provided, however, that the Letter of Credit fee shall be no less than $200 for each commercial Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate under the column "Applicable Rate for Eurodollar Rate Loans and Standby Letters of Credit" for the then applicable pricing level, on a per annum basis, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), provided, however, that the Letter of Credit fee shall be no less than $350 for each standby Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts specified in the Fee Letter. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the individual customary issuance, presentation, amendment and other processing fees, and other reasonable standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04 Intentionally Omitted.

     2.05 Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     2.06 Termination or Reduction of Commitments.

     The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and
(iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07 Repayment of Loans.

     The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

     2.08 Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists and is continuing, the Administrative Agent may determine, in its sole judgment, that it is appropriate that the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c)  Interest  on each Loan  shall be due and  payable  in  arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 Fees.

     In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 Computation of Interest and Fees.

     All computations of (i) interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" and (ii) fees, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

     2.11 Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 Sharing of Payments.

     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14 Extension of Maturity Date.

     (a) Not earlier than 90 days prior to, nor later than 60 days prior to the first and second anniversary dates (each an "Extension Option Date") of the Closing Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender's sole and absolute discretion). Any Lender not responding within the above time period shall be deemed to have declined such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders' responses. If a Lender declines, or is deemed to have declined, to consent to such extension,
(i) the Borrower may replace such Lender in compliance with the terms and conditions of Section 10.16, or (ii) in the absence of such replacement, upon the withdrawal of such Lender, the Aggregate Commitments shall be reduced permanently by the amount of the withdrawing Lender's Commitment and in such case each remaining Lender's Pro Rata Share of the Aggregate Commitments shall be adjusted to reflect its new Pro Rata Share of the Aggregate Commitments.

     (b) The Maturity Date shall be extended only if Lenders holding at least 51% of the then existing Aggregate Commitments (after giving effect to any replacements of Lenders permitted herein) (the "Consenting Lenders") have consented thereto. If so extended, the then existing Maturity Date ("Extension Effective Date"), as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of such immediate anniversary date of the Closing Date. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the new Maturity Date. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Extension Option Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the applicable Extension Option Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default has occurred and is continuing. Such certificate shall also be delivered by Borrower to the Administrative Agent on each Extension Effective Date as an additional condition precedent to each such extension. The Borrower shall prepay any Committed Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised and new Pro Rata Shares of all the Lenders effective as of the Extension Effective Date.

     (c) This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

     2.15 Increase in Commitments.

     (a) Provided no Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may make not more than two requests for an increase in the Aggregate Commitments by an aggregate amount not exceeding $25,000,000, which notice shall set forth the amount of such increase. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent in writing within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase ("Increasing Lender"). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Any Lender which declines to increase its Commitment shall not be entitled to any fees attributable and payable in connection with such increase in the Aggregate Commitments. To achieve the full amount of a requested increase, the Borrower may invite additional lenders approved by the Administrative Agent in its reasonable discretion to become Lenders (each a "New Lender"). Borrower and each New Lender shall have executed and delivered to the Administrative Agent a New Lender Agreement (the "New Lender Agreement") substantially in the form of Exhibit H and the Administrative Agent shall have accepted, and if acceptable in its reasonable discretion, shall have executed same. In the event the entire amount of the requested increase is greater than the new Loans the New Lenders and Increasing Lenders are willing to make Borrower may elect to accept the increase in the Aggregate Commitments in such lesser amount. In no event shall Administrative Agent have any obligation to ensure that the amount of the requested increase is provided by New Lenders or Increasing Lenders. Any New Lender which agrees to become a Lender under this Agreement for the purpose of funding a portion of the increase in the Aggregate Commitments shall be entitled to all rights and burdened by all obligations of the then existing Lenders hereunder. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder.

     (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly provide written notice to the Borrower and the Lenders of the final allocation of such increase, each Lender's new Pro Rata Share and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default has occurred and is continuing. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section. Each New Lender and/or Increasing Lender shall enable Borrower to make such prepayment by making Loans to the Borrower, pursuant to the terms and conditions in Article II, in amounts sufficient upon the application of such Loans by all New Lenders and Increasing Lenders to the outstanding Loans to cause the outstanding principal balance owed to each Lender to be in compliance with its new Pro Rata Share. The Borrower hereby irrevocably authorizes each New Lender and/or each Increasing Lender to fund to the Administrative Agent the Loans required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders. Such new Loans shall be Base Rate Loans, subject to the Borrower's ability under
Article II to convert such Loans to Eurodollar Rate Loans after the Increase Effective Date.

     (c) Upon the Increase  Effective Date and funding of the Loans described in
Section 2.15(b), each New Lender and/or Increasing Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided participation in all outstanding Letters of Credit in accordance with its Pro Rata Share.

     (d) This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable and incurred under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 Illegality.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Funding Losses.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16; or

     (d) in addition to any similar obligations hereunder, within 180 days from the date hereof, any breakage costs, charges or fees incurred with respect to a Eurodollar Rate Loan because of the syndication of this revolving credit facility.

The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 Matters Applicable to all Requests for Compensation.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. At the Borrower's request, such Lender shall provide to the Borrower such supporting information related to such claim for compensation as may reasonably be requested, provided, however, that no Lender shall be required to provide any information that it deems confidential.

     (b) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition which would entitle it to exercise any rights under Sections 3.01 or Section 3.04, it shall use commercially reasonable efforts to make, fund or maintain the affected Loans of such Lender through another lending office of such Lender if (a) as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans of such Lender would be reduced or the illegality or other adverse circumstances which would otherwise affect such Loans of such Lender would cease to exist or the increased cost which would otherwise be required to be paid in respect of such Loans would be reduced, and (b) the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Lender.

     (c) In the event the Borrower becomes obligated to pay any additional amount to any Lender pursuant to Section 3.01 or Section 3.04, as a result of any event or condition described in any of such Sections, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause of such obligation to pay such additional amounts, Borrower may replace such Lender in accordance with Section 10.16.

     3.07 Survival.

     All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension.

     The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i)  executed   counterparts  of  this  Agreement  and  the  Guaranty,
     sufficient in number for distribution to the Administrative Agent, Lead Arranger, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification which are listed on Schedule 4.01, except to the extent that failure to do so would not likely be expected to have a Material Adverse Effect;

          (v) a favorable opinion of Winstead Sechrest & Minick P.C., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

          (vi) a certificate of a Responsible  Officer of each Loan Party either
     (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since September 29, 2002 that has had or would likely be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and Consolidated Net Worth as of the last day of the fiscal quarter of CEC Entertainment most recently ended prior to the Closing Date;

          (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

          (ix)  true,  correct  and  complete  copies of the  Audited  Financial
     Statements  and  the  unaudited  interim   financial   statements  for  CEC
     Entertainment for the nine months ended September 29, 2002;

          (x) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and, if applicable, all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

          (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require, including information regarding litigation, tax, labor, pension liabilities (actual or contingent), debt agreements, insurance, environmental matters, contingent liabilities and management of CEC Entertainment and its Subsidiaries.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date.

     (d) The Closing Date shall have occurred on or before December 3, 2002.

     4.02 Conditions to all Credit Extensions.

     The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and CEC Entertainment and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections
(a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default has occurred and is continuing or would result from such proposed Credit Extension.

     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower and CEC Entertainment jointly and severally represent and warrant to the Administrative Agent and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws.

     Each Loan Party (a) is a corporation, limited liability company or limited partnership duly organized or formed, validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license (all such jurisdictions are listed in Schedule 4.01), and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not likely be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.03 Governmental Authorization; Other Consents.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 Binding Effect.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as it is hypothetically affected by (a) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting the rights and remedies of creditors generally and (b) the effect of general principles of equity.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of CEC Entertainment and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of CEC Entertainment and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of CEC Entertainment and its Subsidiaries dated September 29, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of CEC Entertainment and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of CEC Entertainment and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

     (c) Since September 29, 2002, there has been no event or circumstance, either individually or in the aggregate, that has had or would likely be expected to have a Material Adverse Effect.

     5.06 Litigation.

     Except as specifically disclosed in Schedule 5.06, there are no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of the Borrower or CEC Entertainment after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or CEC Entertainment or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or to the ability of the Borrower or CEC Entertainment and its Subsidiaries or any Guarantor to perform their respective obligations under this Agreement, or (b) either individually or in the aggregate, if determined adversely, would likely be expected to have a Material Adverse Effect.

     5.07 No Default.

     Neither the Borrower nor CEC Entertainment nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, likely be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens.

     Each of the Borrower and CEC Entertainment and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, likely be expected to have a Material Adverse Effect. The property of the Borrower and CEC Entertainment and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance.

     The Borrower and CEC Entertainment and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower and CEC Entertainment have reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, likely be expected to have a Material Adverse Effect.

     5.10 Insurance.

     The properties of the Borrower and CEC Entertainment and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or CEC Entertainment, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or CEC Entertainment or the applicable Subsidiary operates.

     5.11 Taxes.

     The Borrower and CEC Entertainment and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or CEC Entertainment or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.12 ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that noncompliance would not likely be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower and CEC Entertainment, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and CEC Entertainment and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower and CEC Entertainment, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would likely be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would likely be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA  Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor CEC Entertainment nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor CEC Entertainment nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor CEC Entertainment nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries.

     The Borrower and CEC Entertainment have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. The Borrower shall deliver to the Administrative Agent an updated Schedule 5.13 each time the annual financial statement is delivered or when a Required Guarantor is formed or acquired, which upon delivery shall become the new Schedule 5.13.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower and CEC Entertainment are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, CEC Entertainment, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.15 Disclosure.

     No report, financial statement, certificate or other information furnished (whether in writing or orally by a Responsible Officer) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, CEC Entertainment and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 Compliance with Laws.

     Each of the Borrower and CEC Entertainment and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not likely be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc.

     CEC Entertainment and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that failure to do so would not likely be expected to have a Material Adverse Effect. To the best knowledge of the Borrower and CEC Entertainment, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or CEC Entertainment or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower and CEC Entertainment, threatened, which, either individually or in the aggregate, would likely be expected to have a Material Adverse Effect.

                                  ARTICLE VI.
                             AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall cause CEC Entertainment, and each of its Subsidiaries (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11), to:

     6.01 Financial Statements.

     Deliver to the Administrative Agent for distribution to each Lender, in form and detail satisfactory to the Administrative Agent and the Required
Lenders:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of CEC Entertainment, a consolidated balance sheet of CEC Entertainment and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of CEC
Entertainment, a consolidated balance sheet of CEC Entertainment and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of CEC Entertainment's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of CEC

Entertainment and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     As to any information contained in materials furnished pursuant to Section 6.02(d), CEC Entertainment shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of CEC Entertainment to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 Certificates; Other Information.

     Deliver to the Administrative Agent for distribution to each Lender, in form and detail satisfactory to the Administrative Agent and the Required
Lenders:

     (a) concurrently with the delivery of the financial  statements referred to
in  Section  6.01(a),   a  certificate  of  its  independent   certified  public
accountants certifying such financial statements;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and CEC Entertainment;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of CEC Entertainment by independent accountants in connection with the accounts or books of CEC Entertainment or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of CEC Entertainment, and copies of all annual, regular, periodic and special reports and registration statements which CEC Entertainment may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e) reasonably promptly, such additional reasonable information regarding the business, financial or corporate affairs of the Borrower or CEC
Entertainment  or any  Subsidiary,  or  compliance  with  the  terms of the Loan
Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents  required to be delivered  pursuant to Section  6.01(a) or (b) or
Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which CEC Entertainment posts such documents, or provides a link thereto on CEC Entertainment's website on the Internet at the website address listed on
Schedule 10.02; or (ii) on which such documents are posted on CEC Entertainment's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative

Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent for distribution to each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.03 Notices.

     Promptly notify the Administrative Agent and each Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or would likely be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or CEC Entertainment or any Subsidiary; (ii) any material dispute, material litigation, material contingent liabilities, material investigation, material proceeding or suspension between the Borrower or CEC Entertainment or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or CEC Entertainment or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or CEC Entertainment or any Subsidiary;

     (e) of (i) any sale of capital stock or other equity interest, other than as permitted by Section 7.05, or (ii) any issuance or incurrence of any Indebtedness, other than as permitted by Section 7.03, by the Borrower or CEC Entertainment or any of its Subsidiaries; and

     (f) of any asset sale by the Borrower or CEC Entertainment or any of its Subsidiaries, other than Dispositions permitted by Section 7.05.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower or CEC Entertainment setting forth details of the occurrence referred to therein and stating what action the Borrower or CEC Entertainment has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations.

     Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or CEC Entertainment or such Subsidiary;
(b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable on or before the expiration of the applicable cure or grace periods, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.05 Preservation of Existence, Etc.

     (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not likely be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would likely be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties.

     (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not likely be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance.

     Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower or CEC Entertainment, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     6.08 Compliance with Laws.

     Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not likely be expected to have a Material Adverse Effect.

     6.09 Books and Records.

     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of CEC Entertainment or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over CEC Entertainment or such Subsidiary, as the case may be.

     6.10 Inspection Rights.

     Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower or CEC Entertainment, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower or CEC Entertainment, as the case may be.

     6.11 Use of Proceeds.

     Use the proceeds of the Credit Extensions to refinance existing Indebtedness evidenced by the Existing Credit Agreement and for working capital, capital expenditures, permitted stock repurchases under Section 7.06(d), permitted acquisitions under Section 7.02(i) and for general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 Additional Guarantors.

     Notify the Administrative Agent prior to any Person becoming a Required Guarantor, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause
(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower and CEC Entertainment shall not, nor shall they permit any Subsidiary to, directly or indirectly:

     7.01 Liens.

     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to this Agreement;

     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased (other than after acquired title in or on such property and proceeds of existing collateral) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness or synthetic leases), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

     (j) any interest or title of a licensor, lessor, or sublessor under any license or lease and any interest or title of a licensee, lessee, or sublessee under any license, cross-license, or lease in any event entered into in the ordinary course of business and not otherwise prohibited by the terms of the Loan Documents;

     (k) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by such Person in the ordinary course of business; and

     (l) nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business.

     7.02 Investments.

     Make any Investments, except:

     (a) Investments held by CEC Entertainment or such Subsidiary in the form of cash equivalents, U.S. government obligations with maturities of less than one
(1) year, and other similar investments approved by Administrative Agent;

     (b) advances to officers, directors and employees of CEC Entertainment and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) Investments of CEC Entertainment in the Borrower and in any Subsidiary which is a Guarantor and Investments of any Subsidiary in the Borrower or in another Guarantor; provided that all inter-company Indebtedness owed to the Borrower or CEC Entertainment shall be subordinate in all respects to the Obligations;

     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e) Guarantees permitted by Section 7.03;

     (f) investments of the Borrower and Guarantors in (i) the International Association of CEC Entertainment, Inc. and (ii) any Subsidiary which is not a Guarantor, in an aggregate amount (including (i) and (ii)) not to exceed $20,000,000 (provided that all Investments in the form of inter-company Indebtedness owed to the Borrower or CEC Entertainment shall be subordinate in all respects to the Obligations);

     (g) Iandnvestments of the Borrower and Guarantors in (i) 3557944 Canada, Inc. and any other Subsidiaries organized under the laws of Canada or a province of Canada up to an aggregate amount at any time outstanding of not more than the greater of $25,000,000 or 5% of Consolidated Net Worth and (ii) any other foreign Subsidiary up to an aggregate amount at any time outstanding of not more than $5,000,000;

     (h) other Investments of the Borrower and Guarantors not exceeding $5,000,000 in the aggregate in any fiscal year of CEC Entertainment, including investments in Affiliates (except for investments in the International Association of CEC Entertainment, Inc. and TJH Restaurant Group, Inc.); and

     (i) acquisitions of all of the assets of or equity interests in a non-Affiliate company in substantially similar lines of business as conducted by the Borrower and CEC Entertainment and its Subsidiaries, provided the purchase price (including cash and any credit or non-equity financing extended by or on behalf of Borrower or CEC Entertainment or a Subsidiary) in any single acquisition shall not exceed $20,000,000 and the aggregate purchase price (including cash and any credit or non-equity financing extended by or on behalf of Borrower or CEC Entertainment or a Subsidiary) in any series of acquisitions shall not exceed $40,000,000 in any twelve month period, without the prior written consent of the Required Lenders.

     7.03 Indebtedness.

     Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Guarantees of the Borrower or CEC Entertainment or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor;

     (d) non-speculative obligations (contingent or otherwise) of the Borrower or CEC Entertainment or any Subsidiary existing or arising under any Swap Contract with any Lender, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness of the Borrower or CEC Entertainment or any Subsidiary in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 7.01(i) and unsecured Indebtedness; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000;

     (f) inter-company debt between the Borrower and CEC Entertainment and its Subsidiaries as permitted by the Investment limitations outlined above; and

     (g) Indebtedness in respect of accounts payable, accrued liabilities, and deferred taxes incurred in the ordinary course of business.

     7.04 Fundamental Changes.

     Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default has occurred and is continuing or would result therefrom:

     (a) CEC Entertainment or any Subsidiary may merge with (i) the Borrower, provided that the Borrower or CEC Entertainment shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or such surviving Person shall promptly become a Guarantor hereunder; and

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to CEC Entertainment or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor or promptly become a Guarantor.

     7.05 Dispositions.

     Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Dispositions of property by CEC Entertainment or any Subsidiary to CEC Entertainment or to the Borrower or to a direct or indirect wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor or shall promptly become a Guarantor.

     (e) Dispositions permitted by Section 7.04; and

     (f) Dispositions by the Borrower and CEC Entertainment and its Subsidiaries not otherwise permitted under clauses (a) through (e) of this Section 7.05; provided that (i) at the time of such Disposition, no Default shall have occurred and be continuing or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (f) (other than Discovery Zone real property held specifically for Disposition) in any fiscal year shall not exceed $10,000,000;

     provided, however, that any Disposition pursuant to clauses (a) through (c) and clause (f) shall be for fair market value in an arm's length transaction.

     7.06 Restricted Payments.

     Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to CEC Entertainment and to any Guarantor which is a Subsidiary;

     (b) the Borrower and CEC Entertainment and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person to the Borrower or CEC Entertainment or any Guarantor which is a Subsidiary;

     (c) the Borrower and CEC Entertainment and each Guarantor which is a Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

     (d) CEC Entertainment may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock (including its preferred stock) or warrants, rights or options to acquire any such shares for cash solely out of 50% of net income of CEC Entertainment and its Subsidiaries arising in the preceding 12-month period and computed on a cumulative consolidated basis with other such transactions by CEC Entertainment during that period; provided that immediately after giving effect to such proposed action, no Default would exist; and

     (e) CEC Entertainment may purchase, redeem or otherwise acquire shares of its preferred stock, provided, however, that the aggregate amount of all such purchases, redemptions or acquisitions shall not exceed $3,000,000.

     7.07 Change in Nature of Business.

     Engage in any material line of business substantially different from those lines of business conducted by the Borrower and CEC Entertainment and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     7.08 Transactions with Affiliates.

     Enter into any transaction of any kind with any Affiliate of the Borrower or of CEC Entertainment, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or CEC Entertainment or such Subsidiary as would be obtainable by the Borrower or CEC Entertainment or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing arm's length restriction shall not apply to transactions between or among the Borrower or CEC Entertainment and International Association of CEC Entertainment, Inc. or to transactions between and among the Borrower and CEC Entertainment and any Subsidiary which is a Guarantor.

     7.09 Burdensome Agreements.

     Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or CEC Entertainment or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of purchase money Indebtedness solely to the extent any such negative pledge relates to the property financed by such purchase money Indebtedness.

     7.10 Use of Proceeds.

     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, except as permitted under
Section 7.06(d), provided, however, that any action taken under Section 7.06(d) shall at all times be in compliance with Regulation U of the FRB.

     7.11 Financial Covenants.

     (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $285,000,000, (b) an amount equal to 50% of the
Consolidated Net Income earned in each full fiscal quarter ending after September 29, 2002 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of CEC Entertainment and its Subsidiaries after September 29, 2002 by reason of the issuance and sale of capital stock or other equity interests of CEC Entertainment or any Subsidiary (other than issuances to the Borrower or a Guarantor), including upon any conversion of debt securities of CEC Entertainment into such capital stock or other equity interests.

     (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, to be less than the ratio of 1.5 to 1.0.

     (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be greater than the ratio of 3.25 to 1.00.

     7.12 Intentionally Omitted.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default.

     Any of the following shall constitute an Event of Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within seven Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower or CEC Entertainment fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or CEC Entertainment or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default.  (i) The Borrower or CEC Entertainment or any Subsidiary
(A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and all grace or cure periods have lapsed, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, provided, however, if Borrower or CEC Entertainment or any Subsidiary elects to contest through judicial process the validity of a non-financial contractual claim against it, then the determination of a default in such matter shall be controlled by Section 8.01(h), provided further, however, that a non-financial contract shall not include financial contracts such as notes, bonds, swaps, debentures, loan agreements or other similar instruments; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or CEC Entertainment or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or CEC Entertainment or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or CEC Entertainment or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or CEC Entertainment or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower or CEC Entertainment or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would likely be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would likely be expected to result in liability of the Borrower or CEC Entertainment under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or CEC Entertainment or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Change of Control. There occurs any Change of Control with respect to CEC Entertainment.

     8.02 Remedies Upon Event of Default.

     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or CEC Entertainment under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and Swap Contracts of the Borrower to which a Lender or its Affiliate is a party, ratably among the Lenders and such Affiliates in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                        ARTICLE IX. ADMINISTRATIVE AGENT

     9.01 Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent.

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent.

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Administrative Agent.

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any
Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     9.08 Administrative Agent in its Individual Capacity.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 Administrative Agent May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Guaranty Matters.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Required Guarantor as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

     9.12 Other Agents; Arrangers and Managers.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                 MISCELLANEOUS

     10.01  Amendments,  Etc.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of "Default Rate", (ii) waive any obligation of the Borrower to pay interest at the Default Rate, or (iii) amend a financial ratio or requirement as described in Section 1.03(b);

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) release any Guarantor from the Guaranty without the written consent of each Lender, except as permitted under Section 9.11(a);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, CEC Entertainment, the Administrative Agent, the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, CEC Entertainment, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The Borrower shall not be deemed to have waived any right, remedy, power or privilege unless such waiver is in writing.

     10.04 Attorney Costs, Expenses and Taxes.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 Indemnification by the Borrower.

     Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 Payments Set Aside.

     To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any

Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or CEC Entertainment or any of CEC Entertainment's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible  Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and
     (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower, CEC Entertainment or any of CEC Entertainment's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

     10.08 Confidentiality.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). This Agreement has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Texas, except as such laws are preempted by federal law. To the extent that the Administrative Agent or a Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Obligations, such Person will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent federal law permits the Administrative Agent or a Lender to contract for, charge or receive a greater amount of interest, such Person will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Obligations. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 Tax Forms.

     (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable

Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16 Replacement of Lenders.

     (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove, replace or add a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment, (ii) replace such Lender by requesting such Lender to assign its Commitment (which such Lender agrees to accomplish and with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace all Lenders that have made similar requests for compensation pursuant to Section
3.01 or Section 3.04, or (iii) add a Lender as provided in Section 2.15. If the Borrower removes such Lender without replacement, the Borrower shall (x) pay in full all principal, interest, fees and other amounts accrued or owing to such Lender being removed through the date of removal (including any amounts payable pursuant to Section 3.05), provided that the making of such payment shall not preclude any claim by such Lender for amounts which shall become due to it thereafter in accordance with the terms of the Loan Documents, (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as such may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption substantially in the form of Exhibit E with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations, whereby the Lender being replaced irrevocably sells and assigns to the Assignee such Lender's Commitment and outstanding Loans and participations in L/C Obligations. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from such removal, replacement or addition.

     (b) In order to make all the Lenders' interest in any outstanding Committed Loans ratable in accordance with any revised Pro Rata Shares after giving effect to the removal, replacement or addition of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or New Lender replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

     (c) This Section shall supercede any provision in Section 10.01 to the contrary.

     10.17 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, CEC ENTERTAINMENT, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, CEC ENTERTAINMENT, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, CEC ENTERTAINMENT, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 WAIVER OF RIGHT TO TRIAL BY JURY.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19 Time of the Essence.

     Time is of the essence in the performance of the Loan Documents.

     10.20 ENTIRE AGREEMENT.

     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     10.21 Corporate Reorganization.

     The Administrative Agent and each Lender hereby agree and consent to the Corporate Reorganization so long as no Event of Default has occurred and is continuing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 ShowBiz Merchandising, L.P.,
                                 a Texas limited partnership
                                          By:  CEC Entertainment, Inc.,
                                          a Kansas corporation,
                                          its general partner


                                          By:___________________________________
                                             Rodney Carter,
                                             Executive Vice President &
                                             Chief Financial Officer






     State of Texas

     County of Dallas

     This instrument was acknowledged before me on ____________, 2002 by Rodney Carter, Executive Vice President & Chief Financial Officer of CEC Entertainment, Inc., a Kansas corporation, as general partner of ShowBiz Merchandising, L.P., a Texas limited partnership, on behalf of said corporation and limited partnership.


                                             ___________________________________
                                             Title:  ___________________________
                                             My commission expires: ____________

                                          CEC Entertainment, Inc.,
                                          a Kansas corporation

                                          By:___________________________________
                                              Rodney Carter,
                                              Executive Vice President &
                                              Chief Financial Officer




     State of Texas

     County of Dallas

     This instrument was acknowledged before me on ____________, 2002 by Rodney Carter, Executive Vice President & Chief Financial Officer of CEC Entertainment, Inc., a Kansas corporation, on behalf of said corporation.


                                                ________________________________
                                                Title:   _______________________
                                                My commission expires: _________

                                             BANK OF AMERICA, N.A., as
                                             Administrative Agent

                                             By:________________________________
                                             Name:  Suzanne M. Paul
                                             Title:  Vice President

                                             BANK OF AMERICA, N.A., as a Lender
                                             and L/C Issuer

                                             By:________________________________
                                             Name:  Steven A. Mackenzie
                                             Title:  Senior Vice President

                                             BANK ONE, NA, as a Lender and as
                                             Syndication Agent

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                            US BANK NATIONAL ASSOCIATION, as a
                                            Lender and as Co-Documentation Agent

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            FLEET NATIONAL BANK, as a Lender and
                                            as Co-Documentation Agent

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            THE FROST NATIONAL BANK, as a Lender

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            BANK HAPOALIM, as a Lender

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                                   SCHEDULE 1.01

                           EXISTING LETTERS OF CREDIT

None.

                                                                   SCHEDULE 2.01

                                  COMMITMENTS
                              AND PRO RATA SHARES

          Lender                      Commitment               Pro Rata Share
------------------------------------------------------------------------------
 Bank of America, N.A.              $22,500,000.00             22.5%
 Bank One, NA                       $20,000,000.00             20%
 US Bank National Association       $20,000,000.00             20%
 Fleet National Bank                $20,000,000.00             20%
 The Frost National Bank            $12,500,000.00             12.5%
 Bank Hapoalim                      $ 5,000,000.00             5%
------------------------------------------------------------------------------
 Total                             $100,000,000.00             100.000000000%

                                                                   SCHEDULE 4.01

        LIST OF JURISDICTIONS WHERE BORROWER AND SUBSIDIARIES ARE DOING
             BUSINESS AND/OR ARE REQUIRED TO QUALIFY TO DO BUSINESS

                        CEC           ShowBiz          SPT           TJH             CEC
                   Entertainment,  Merchandising,  Distribution   Restaurant    Entertainment
Doing Business In       Inc.            L.P.       Company, Inc.  Group, Inc.  Holdings, L.L.C.
-----------------  --------------  --------------  -------------  -----------  ----------------
Alabama                  X
-----------------------------------------------------------------------------------------------
Alaska                   X
-----------------------------------------------------------------------------------------------
Arizona                  X
-----------------------------------------------------------------------------------------------
Arkansas                 X
-----------------------------------------------------------------------------------------------
California               X
-----------------------------------------------------------------------------------------------
Colorado                 X
-----------------------------------------------------------------------------------------------
Connecticut              X
-----------------------------------------------------------------------------------------------
D.C., Washington         X
-----------------------------------------------------------------------------------------------
Delaware                 X
-----------------------------------------------------------------------------------------------
Florida                  X
-----------------------------------------------------------------------------------------------
Georgia                  X
-----------------------------------------------------------------------------------------------
Hawaii                   X
-----------------------------------------------------------------------------------------------
Idaho                    X
-----------------------------------------------------------------------------------------------
Illinois                 X
-----------------------------------------------------------------------------------------------
Indiana                  X
-----------------------------------------------------------------------------------------------
Iowa                     X
-----------------------------------------------------------------------------------------------
Kansas                   X                               X
-----------------------------------------------------------------------------------------------
Kentucky                 X
-----------------------------------------------------------------------------------------------
Louisiana                X
-----------------------------------------------------------------------------------------------
Maine                    X
-----------------------------------------------------------------------------------------------
Maryland                 X
-----------------------------------------------------------------------------------------------
Massachusetts            X
-----------------------------------------------------------------------------------------------
Michigan                 X
-----------------------------------------------------------------------------------------------
Minnesota                X
-----------------------------------------------------------------------------------------------
Mississippi              X
-----------------------------------------------------------------------------------------------
Missouri                 X
-----------------------------------------------------------------------------------------------



                        CEC           Showbiz          SPT           TJH             CEC
                   Entertainment,  Merchandising,  Distribution   Restaurant    Entertainment
Doing Business In       Inc.            L.P.       Company, Inc.  Group, Inc.  Holdings, L.L.C.
-----------------  --------------  --------------  -------------  -----------  ----------------
Montana                  X
-----------------------------------------------------------------------------------------------
Nebraska                 X
-----------------------------------------------------------------------------------------------
Nevada                   X                                                            X
-----------------------------------------------------------------------------------------------
New Hampshire            X
-----------------------------------------------------------------------------------------------
New Jersey               X
-----------------------------------------------------------------------------------------------
New Mexico               X
-----------------------------------------------------------------------------------------------
New York                 X
-----------------------------------------------------------------------------------------------
North Carolina           X
-----------------------------------------------------------------------------------------------
North Dakota             X
-----------------------------------------------------------------------------------------------
Ohio                     X
-----------------------------------------------------------------------------------------------
Oklahoma                 X
-----------------------------------------------------------------------------------------------
Oregon                   X
-----------------------------------------------------------------------------------------------
Pennsylvania             X
-----------------------------------------------------------------------------------------------
Rhode Island             X
-----------------------------------------------------------------------------------------------
South Carolina           X
-----------------------------------------------------------------------------------------------
South Dakota             X
-----------------------------------------------------------------------------------------------
Tennessee                X
-----------------------------------------------------------------------------------------------
Texas                    X               X               X             X
-----------------------------------------------------------------------------------------------
Utah
-----------------------------------------------------------------------------------------------
Vermont                  X
-----------------------------------------------------------------------------------------------
Virginia                 X
-----------------------------------------------------------------------------------------------
Washington               X
-----------------------------------------------------------------------------------------------
West Virginia            X
-----------------------------------------------------------------------------------------------
Wisconsin                X
-----------------------------------------------------------------------------------------------

                                                                   SCHEDULE 5.05
                   SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS


                                                                      9/29/02
                                                                     ---------
 Current Liabilities:
          Current obligation debt and capital leases                 $     137
          Current portion of long-term debt                             41,060
          Accounts payable                                              23,259
          Accrued expenses-
             Taxes, other than income                                    6,761
             Salaries                                                    8,459
             Interest                                                      105
             Rent                                                          277
             Other                                                       8,754
             Accrued income taxes                                           (0)
                                                                     ---------
              Total Current Liabilities                                 88,812
                                                                     ---------
 Long-term Liabilities:
          Capital lease obligation                                         387
          Deferred credits                                               3,903
          Deferred tax liability                                        35,187
          Insurance liability                                            4,750
          Redeemable preferred stock                                     2,539
                                                                     ---------
                                                                        46,766
                                                                     ---------

 Letters of credit                                                         125
                                                                     ---------

 Total liabilities                                                   $ 135,703
                                                                     =========

                                                                   SCHEDULE 5.06


                                   LITIGATION

1. Freddy Gavarrete, et al. v. CEC Entertainment, Inc., dba Chuck E. Cheese's, et al., Cause No. 00-08132 FMC (RZx), filed in the Superior Court of the State of California of the County of Los Angeles on June 2, 2000.

2. Michelle Sajetowski v. CEC Entertainment, Inc., et al., Cause No. 1: 02CV 1510, filed in the Court of Common Pleas, Cayahoga County, Ohio on June 26, 2002.

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries.

ShowBiz Merchandising, L.P.

CEC Entertainment Holdings, LLC

SPT Distribution Company, Inc.

TJH Restaurant Group, Inc.

3557944 Canada, Inc.

BHC Acquisition Corporation

Chuck E. Cheese of Gaithersburg, Inc.

Chuck E. Cheese of Glen Burnie, Inc.

Chuck E. Cheese of Silver Springs, Inc.

Chuck E. Cheese of Waldorf, Inc.

Hospitality Distribution Incorporated

SB Hospitality Corporation

ShowBiz of Laurel, Inc.




Part (b). Other Equity Investments.

CEC Film and Video Limited Liability Company

International Association of CEC Entertainment, Inc.

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

None.

                                                                   SCHEDULE 7.03

                             EXISTING INDEBTEDNESS

1. Irrevocable Documentary Letter of Credit No. LCCH915 issued by Bank One, NA, in the face amount of $33,140.40 for the benefit of Hugo Creations with an expiry date of February 15, 2003.

2. Irrevocable Standby Letter of Credit No. STI12635 issued by Bank One, NA, in the face amount of CAD$15,000.00 in favor of Riocan Holdings, Inc.

3. Irrevocable Standby Letter of Credit No. 50060624 issued by Bank One, NA, in the face amount of $58,600.00 for the benefit of Great Northern Shopping Center.




                                                                    10/27/02
                                                                    --------
 Current Liabilities:
          Current obligation debt and capital leases                 $   137

 Long-term Liabilities:
          Capital lease obligation                                   $   377

                                                                  SCHEDULE 10.02
                         ADMINISTRATIVE AGENT'S OFFICE,
                         CERTAIN ADDRESSES FOR NOTICES

ShowBiz Merchandising, L.P.
4441 W. Airport Freeway
Irving, Texas  75062
Attention: Chief Financial Officer
Telephone: (972) 258-4525
Facsimile: (972) 258-5524
Electronic Mail: rcarter@cecentertainment.com
Website Address: www.chuckecheese.com

with a copy to:

CEC Entertainment, Inc.
4441 W. Airport Freeway
Irving, Texas  75062
Attention: Legal Department
Telephone: (972) 258-5461
Facsimile: (972) 258-5527
Electronic Mail: toliver@cecentertainment.com
Website Address: www.chuckecheese.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
Dallas, Texas 75202-3714
Attention: MONICA BARNES
Telephone: 214-209-9289
Facsimile: 214-290-9442
Electronic Mail: monica.t.barnes@bankofamerica.com

ABA #111-000-012
Bank of America, Dallas TX
Account No. #129-2000-883
Account Name: CORPORATE CREDIT SERVICES
Ref: ShowBiz Merchandising, L.P.

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
231 S. La Salle Street
IL 1-231-08-30
Chicago, IL 60607
Attention: SUZANNE PAUL, VP
Telephone: 312-923-1640
Facsimile: 877-206-8435
Electronic Mail: suzanne.m.paul@bankofamerica.com


L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention: Ben Cortes,
           Vice President
Telephone: 213.345.5230
Facsimile: 213.345.6710
Electronic Mail: ben.cortes@bankofamerica.com

                                                                       EXHIBIT A

                         FORM OF COMMITTED LOAN NOTICE


                                                       Date:  ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of December 3, 2002; (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among ShowBiz Merchandising, L.P., a Texas limited partnership (the "Borrower"), CEC Entertainment, Inc., as a Guarantor, the Lenders from time to time party thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

     The undersigned hereby requests (select one):

     [ ] A Borrowing of Committed Loans   [ ] A conversion or continuation of
                                              Loans

     1. On __________________________ (a Business Day).

     2. In the amount of $____________________.

     3. Comprised of _________________________.
                     [Type of Committed Loan requested]

     4. For Eurodollar Rate Loans: with an Interest Period of _____ months.

     The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                                    ShowBiz Merchandising,  L.P.,
                                    a Texas limited partnership
                                         By: CEC Entertainment, Inc.,
                                         a Kansas corporation,
                                         its general partner

                                         By:__________________________________

                                         Name:________________________________

                                         Title:_______________________________

                                                                       EXHIBIT B

                             INTENTIONALLY OMITTED

                                                                       EXHIBIT C

                                  FORM OF NOTE

                                                      __________________________

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December 3, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, CEC Entertainment, Inc., as a Guarantor, the Lenders from time to time party thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                       ShowBiz Merchandising, L.P.,
                                       a Texas limited partnership
                                             By:  CEC Entertainment, Inc.,
                                             a Kansas corporation,
                                             its general partner

                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

                    LOANS AND PAYMENTS WITH RESPECT THERETO

                                            Amount of
                                            Principal    Outstanding
                                 End of    or Interest    Principal
         Type of    Amount of   Interest    Paid This      Balance     Notation
 Date   Loan Made   Loan Made    Period       Date        This Date     Made By
-----   ---------   ---------   --------   -----------   -----------   --------

-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------
-----   ---------   ---------   --------   -----------   -----------   --------

                                                                       EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE

                                      Financial Statement Date: ____________,___

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of December 3, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among ShowBiz Merchandising, L.P., a Texas limited partnership (the "Borrower"), CEC Entertainment, Inc., as a Guarantor, the Lenders from time to time party thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________ of CEC Entertainment, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and CEC Entertainment, and that:

      [Use following paragraph 1 for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of CEC Entertainment ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

    [Use following paragraph 1 for fiscal quarter-end financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of CEC Entertainment ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and CEC Entertainment and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and CEC Entertainment during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower and CEC Entertainment during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and CEC
Entertainment performed and observed all its Obligations under the Loan Documents, and

                                 [select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower and CEC Entertainment performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

     4. The representations and warranties of the Borrower and CEC Entertainment contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ______.

                                        CEC Entertainment, Inc.,
                                        a Kansas corporation

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________


                                        ShowBiz Merchandising, L.P.,
                                        a Texas limited partnership
                                              By:  CEC Entertainment, Inc.,
                                              a Kansas corporation,
                                              its general partner

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                         to the Compliance Certificate

I.   Section 7.11(a) - Consolidated Net Worth.

     A.   Actual Consolidated Net Worth at Statement Date:     $_______________

     B.   Initial minimum Consolidated Net Worth:              $ 285,000,000.00

     C.   50% of Consolidated Net Income for each full
          fiscal quarter ending after September 29, 2002
          (no reduction for losses):                           $_______________

     D.   100% of increases in Shareholders' Equity after
          September 29, 2002 from issuance and sale of
          capital stock or other equity interests
          (including from conversion of debt securities):      $_______________

     E.   Minimum required Consolidated Net Worth
          (Lines I.B + I.C + I.D):                             $_______________

     F.   Excess (deficient) for covenant compliance
          (Line I.A - I.E):                                    $_______________


II.  Section 7.11 (b) - Consolidated Fixed Charge Coverage Ratio.

     A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

          1.   Consolidated Net Income for Subject Period:     $_______________

          2.   Consolidated Interest Charges for Subject
               Period:                                         $_______________

          3.   Taxes incurred during Subject Period:           $_______________

          4.   Depreciation expenses for Subject Period:       $_______________

          5.   Amortization expenses for intangibles for
               Subject Period:                                 $_______________

          6.   Other expenses reducing Consolidated Net
               Income which do not represent a cash item
               for Subject Period:                             $_______________

          7.   Non-cash items increasing Consolidated Net
               Income for Subject Period:                      $_______________

          8.   Consolidated EBITDA (Lines II.A.1+2+3+4+5+6-7): $_______________

          9.   Consolidated rents for Subject Period:          $_______________

          10.  Consolidated EBITDAR (Lines II.A.8 + 9):        $_______________

     B.   Adjustments to EBITDAR:

          1.   Taxes paid during the Subject Period:           $_______________

          2.   Dividends paid during the Subject Period:       $_______________

          3.   Maintenance Capital Costs  ($20,000/unit)
              for the Subject Period:                          $_______________

     C.   Adjusted EBITDAR (II.A.10-II.B.1-II.B.2-II.B.3)      $_______________

     D.   Fixed Charges:

          1.   Consolidated Interest Charges for Subject
               Period:                                         $_______________

          2.   Rental payments made during Subject Period:     $_______________

          3.   Current maturities of Long Term Debt plus
               scheduled payments of any Indebtedness for
               Subject Period:                                 $_______________

          4.   Capital lease payments for Subject Period:      $_______________

          5.   Total Fixed Charges (II.D.1+D.2+D.3+D.4):       $_______________

     E.   Consolidated Fixed Charge Coverage Ratio (Adjusted
          EBITDAR/Total Fixed Charges):                         ________ to 1.0

          Minimum Permitted:                                    1.5 to 1.0

III. Section 7.11 (c) - Consolidated Leverage Ratio.

     A.   Consolidated Funded Indebtedness for Subject Period: $_______________

     B.   All lease and rent expense for real and personal
          property for the Subject Period:                     $_______________

     C.   III.B multiplied by 8:                               $_______________

     D.   III.A plus C:                                        $_______________

     E.   Consolidated EBITDAR for the Subject Period
          (II.A.10):                                           $_______________

     F.   Consolidated Leverage Ratio (Line III.D/Line III.E):  ________ to 1.0

          Maximum Permitted:                                    3.25 to 1.0

                                                                       EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor: ______________________________

2.   Assignee: ______________________________ [and is an
           Affiliate/Approved Fund of [identify Lender](1)]

3.   Borrower(s): ______________________________

4.   Administrative Agent:  ______________________,  as the administrative agent under the Credit Agreement

5.   Credit Agreement: The Credit Agreement,  dated as of December 3, 2002 among
                       ShowBiz Merchandising, L.P., CEC Entertainment, Inc., as a Guarantor, the Lenders parties thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as


_______________________
(1) Select as applicable.

                       Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent

6.   Assigned Interest:

                       Aggregate
                       Amount of           Amount of         Percentage
                    Commitment/Loan     Commitment/Loans     Assigned of
Facility Assigned   for all Lenders*       Assigned*       Commitment/Loan (2)
-----------------   ----------------    ----------------   ---------------
Revolving Credit
   Commitment       $_______________    $_______________   ______________%
_________________   $_______________    $_______________   ______________%
_________________   $_______________    $_______________   ______________%

[7.  Trade Date: __________________] (3)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

  The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]

                                          By: _____________________________
                                              Title:

                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]

                                          By: _____________________________
                                              Title:








_________________________
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](4) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
  Administrative Agent

By: _________________________________
    Title:




[BORROWER]

By: _________________________________
    Title:























__________________________
(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

     CREDIT AGREEMENT dated as of December 3, 2002 among ShowBiz Merchandising, L.P., CEC Entertainment, Inc., as a Guarantor, the Lenders from time to time party thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

                       STANDARD TERMS AND CONDITIONS FOR

                           ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or CEC Entertainment or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or CEC Entertainment or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement
(subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                                                                       EXHIBIT F

                                FORM OF GUARANTY
                   (Subsidiaries of CEC Entertainment, Inc.)

     This Guaranty dated as of December 3, 2002 ("Agreement"), is made by the undersigned subsidiaries of CEC Entertainment, Inc., a Kansas corporation (each a "Guarantor"), in favor of Bank of America, N.A., in its capacity as Administrative Agent ("Administrative Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

     This Agreement is given in connection with the Credit Agreement dated as of December 3, 2002 (as modified from time to time, the "Credit Agreement"), among ShowBiz Merchandising, L.P., a Texas limited partnership ("Borrower"), CEC Entertainment, Inc., as a Guarantor, certain financial institutions which are or may become parties thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and the Administrative Agent, the defined terms of which are used herein unless otherwise defined herein. It is a condition precedent to the obligation of the Lenders to make any extension of credit under the Credit Agreement that the Guarantors execute and deliver this Agreement to the Administrative Agent. Each Guarantor is a Subsidiary of CEC Entertainment, and the Borrower is a Subsidiary of CEC Entertainment. Because each Guarantor receives and, as a result of its ownership by CEC Entertainment, expects to continue to receive financial support from CEC Entertainment, each Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Credit Agreement.

     Therefore,   to  induce  the   Administrative   Agent  and  such  financial
institutions to enter into the Credit Agreement, the Guarantors jointly and severally agree as follows:

     Section 1. Guaranty. The Guarantors irrevocably and jointly and severally guarantee to the Administrative Agent (a) the full payment when due of all principal, interest, fees, reimbursements, indemnifications, Attorney Costs, and other reasonable amounts now or hereafter owed by the Borrower to the Administrative Agent and the Lenders (and with respect to the Swap Contracts, the Affiliates of the Administrative Agent and the Lenders) under the terms of the Credit Agreement and the other Loan Documents, including amounts owed under the terms of the Credit Agreement and the other Loan Documents for which the Borrower obtains relief under bankruptcy or other laws providing for relief from creditors, (b) the full payment when due of any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations, and (c) any and all covenants and agreements of the Borrower under the Credit Agreement or other Loan Documents, whether presently existing or hereinafter entered into, will be duly and promptly observed and performed (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and each Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid or performed when due, whether by maturity, acceleration, or otherwise, and the

Administrative Agent shall notify any Guarantor of such default and make demand for payment and/or performance hereunder, such Guarantor shall immediately pay to the Administrative Agent the full amount of the Guaranteed Obligations which are due and payable. Each Guarantor shall make each payment to the Administrative Agent in U.S. Dollars in immediately available funds as directed by the Administrative Agent. The Administrative Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Administrative Agent to any Guarantor against any and all of the obligations of such Guarantor under this Agreement. The Administrative Agent agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

     Section 2. Guaranty Absolute.

     2.1 This Agreement shall be deemed accepted by the Administrative Agent upon receipt, and the obligations of the Guarantors under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

     2.2 Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. Each Guarantor agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which such Guarantor might otherwise have which relate to:

     (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Loan Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;

     (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

     (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

     (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any Default or Event of
Default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor shall be considered a "Debtor" as defined in Section 9.102 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor under such code); or

     (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

     2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Administrative Agent or any Lender must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to any Guarantor by the Administrative Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of each Guarantor that such Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

     2.4 (a) Each Guarantor is a Subsidiary of CEC Entertainment and receives and, because of its ownership by CEC Entertainment, expects to continue to receive business opportunities and financial support from CEC Entertainment. The Borrower is a Subsidiary of CEC Entertainment and CEC Entertainment receives and, because of its ownership of the Borrower, expects to continue to receive business opportunities and financial benefits from the Borrower. Each Guarantor has agreed to enter into this Agreement so that the Borrower can receive the benefits of the Guaranteed Obligations and continue to provide these services to CEC Entertainment, who provides these services to such Guarantor.

     (b) If it is judicially determined with respect to any Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

     (c) Each Guarantor agrees that each Guarantor shall have rights of contribution and subrogation against each other Guarantor with respect to any payments made in connection with the Guaranteed Obligations.

     Section 3. Unimpaired Collection.

     3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Administrative Agent, in order to enforce payment by any Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Administrative Agent's remedies against the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. Each Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code, Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Administrative Agent nor the Lenders shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

     3.2 With respect to each Guarantor, all Subordinated Obligations of such Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

     (a) As used herein, the term "Subordinated Obligations" for such Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations to such Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. ' 509, or under Chapter 34 of the Texas Business and Commerce Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Administrative Agent against the Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Administrative Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

     (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), such Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations of such Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.

     (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor, and all payments to which such Guarantor would be entitled to collect or receive on the Subordinated Obligations of such Guarantor shall be paid over to the Administrative Agent for application to the Guaranteed Obligations.

     (d) Following written notice from the Administrative Agent to the Borrower that a Default or an Event of Default has occurred and is continuing and that no further payments shall be made on the Subordinated Obligations of such Guarantor until (i) all amounts due with respect to the Guaranteed Obligations shall be paid in full or (ii) the Administrative Agent revokes such notice, such Guarantor shall not be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.

     (e) If applicable, any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of such Guarantor shall be fully subordinate to any lien, security interest, or assignment, if applicable, in favor of the Administrative Agent which secures the Guaranteed Obligations. At the request of the Administrative Agent, such Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

     (f) This is an absolute and irrevocable agreement of subordination and the Administrative Agent may, without notice to such Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of such Guarantor hereunder.

     (g) Such Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of such Guarantor unless such Guarantor causes the assignee or other transferee to execute and deliver to the Administrative Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

     (h) If any amount  shall be paid to such  Guarantor  in  violation  of this
Section 3.2, such amount shall be held in trust for the benefit of the Administrative Agent and immediately turned over to the Administrative Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

     Section 4. Miscellaneous.

     4.1 Each Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Credit Agreement to the extent that such representations, warranties, and covenants are applicable to such Guarantor, including all of the representations and warranties  in Article V of the Credit  Agreement  and all of the  covenants  in
Article VI of the Credit Agreement.

     4.2 Each Guarantor shall pay to the Administrative Agent on demand (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable fees and out of pocket expenses of outside counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and the Loan Documents to which such Guarantor is a party, and
(b) all costs and expenses of the Administrative Agent in connection with the enforcement of the Administrative Agent's rights under this Agreement and the other Loan Documents to which such Guarantor is a party, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Administrative Agent. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

     4.3 Each Guarantor agrees to protect, defend, indemnify, and hold harmless the Administrative Agent, each Lender, and each of their respective Related Parties (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are related to any litigation or proceeding relating to this Agreement, the Loan Documents, or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTIES' OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Parties' gross negligence or willful misconduct. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

     4.4 If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. The Administrative Agent's remedies under this Agreement and the Loan Documents to which any Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which such Guarantor is a party shall act as a waiver of the Administrative Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of each Guarantor and the Administrative Agent and their respective successors and assigns. Each Guarantor may not assign its rights or delegate its duties under this Agreement. The Administrative Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. All notices shall be given in the manner required under Section 10.02 of the Credit Agreement to the following addresses:

If to any Guarantor:

c/o CEC Entertainment, Inc.
4441 W. Airport Freeway
Irving, Texas 75062
Attn: Chief Financial Officer
Telephone:  (972) 258-4525
Telecopier:  (972) 258-5524

with a copy to:

c/o CEC Entertainment, Inc.
4441 W. Airport Freeway
Irving, Texas 75062
Attn: Legal Department
Telephone:  (972) 258-5461
Telecopier:  (972) 258-5527

If to the Administrative Agent:

Bank of America, N.A.,
   as Administrative Agent under the Credit Agreement dated as of December 3, 2002, among ShowBiz Merchandising, L.P., the financial institutions parties thereto, and the Administrative Agent
231 S. La Salle Street
IL 1-231-08-30
Chicago, IL 60607
Attn:  Suzanne Paul, Vice President
Telephone:  312-923-1640
Telecopier:  877-206-8435

     4.5 Any present or future Required Guarantor may become a Guarantor under and a party to this Agreement by executing and delivering to the Administrative Agent the documents required by Section 6.12 of the Credit Agreement or by otherwise assuming in writing in favor of the Administrative Agent the liabilities of a Guarantor under this Agreement. Upon execution and delivery of such documents or otherwise assuming the liabilities of a Guarantor under this Agreement such Subsidiary shall be deemed to be a Guarantor under this Agreement and a party to this Agreement for all purposes hereunder.

     4.6 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     4.7 EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     4.8 Time is of the essence in the performance of this Agreement.

     4.9 THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the date first above written.


                                          By:_____________________________

                                          Name:___________________________

                                          Title:__________________________

                                                                       EXHIBIT G


                                OPINION MATTERS

     The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

     Section 5.01(a), (b) and (c)

     Section 5.02

     Section 5.03

     Section 5.04

     Section 5.06

     Section 5.14(b)

                                                                       EXHIBIT H

                                    FORM OF
                              NEW LENDER AGREEMENT

     This New Lender Agreement dated as of _____________, (this "Agreement") is by and among ShowBiz Merchandising, L.P., a Texas limited partnership ("Borrower"), Bank of America, N.A. ("Administrative Agent"), in its capacity as administrative agent under the Credit Agreement described below, and ___________________ (the "New Lender"). Reference is made to the Credit Agreement dated as of December 3, 2002 (as it may be modified from time to time, the "Credit Agreement") among Borrower, CEC Entertainment, Inc., as a Guarantor, the Lenders from time to time party thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and Bank of America, N.A., as Administrative Agent and L/C Issuer. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

                             PRELIMINARY STATEMENTS

A. Pursuant to Section 2.15 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to add to the Credit Agreement one or more New Lenders under the Credit Agreement.

B.   The  Borrower  has given  notice to the  Administrative  Agent  pursuant to
     Section 2.15 of the Credit Agreement of its intention to add the New Lender to the Credit Agreement as a Lender with a Commitment of $_______________, and the Administrative Agent is willing to consent thereto.

     Accordingly, the parties hereto agree as follows:

     1. Addition of New Lender. Pursuant to Section 2.15 of the Credit Agreement, the New Lender is hereby added to the Credit Agreement as a Lender with a Commitment of $______________. The New Lender specifies as its Lending Office the following:
                 ________________________________
                 ________________________________
                 ________________________________
                 Attention:______________________
                 Telephone:______________________
                 Telecopy:_______________________

     2. New Note. If requested by the New Lender, the Borrower agrees to promptly execute and deliver to the New Lender a Note in the amount of its Commitment set forth in Section 1 above ("New Note").

     3. Consent. The Administrative Agent and the Borrower hereby consent to the addition of the New Lender effectuated hereby.

     4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The execution, delivery, and performance by the Borrower of this Agreement and the New Note and the consummation of the transactions contemplated thereby (i) do not contravene the Organizational Documents of the Borrower, (ii) have been duly authorized by all necessary action of the Borrower, and (iii) are within the Borrower's powers.

     (b) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with the Agreement's terms, except as it is hypothetically affected by (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity

     (c) The execution, delivery, and performance by the Borrower of this Agreement and the New Note and the consummation of the transactions contemplated thereby, (i) do not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, (x) any material Contractual Obligation to which the Borrower is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, (ii) do not violate any Law, and (iii) do not require any authorization, approval, or other action by, or any notice to or filing with, any Governmental Authority.

     (d) After giving effect to this Agreement and any other New Lender Agreements, the Borrower will be in compliance with the limitation set forth in the first sentence in clause (a) of Section 2.15 of the Credit Agreement.

     (e) The resolutions duly adopted by the respective boards of directors of the general partner of the Borrower and the Guarantors on [date] are sufficient to authorize this Agreement, the New Note, and the Guaranty thereof, as applicable, and such resolutions remain in full force and effect.

     7. Representations and Warranties of the New Lender. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this New Lender Agreement and to consummate the transactions contemplated hereby and to become a Lender under the

Credit Agreement, (ii) from and after the date of the execution of this Agreement, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     8. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect or misleading in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement.

     9. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of external counsel for the Administrative Agent with respect thereto.

     10. Effectiveness. When, and only when, the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent, and the New Lender, this Agreement shall become effective as of the date first written above.

     11. Appointment of Administrative Agent. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          BORROWER:

                                          ShowBiz Merchandising, L.P.,
                                          a Texas limited partnership
                                              By:  CEC Entertainment, Inc.,
                                              a Kansas corporation,
                                              its general partner


                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________





                                          ADMINISTRATIVE AGENT:

                                          BANK OF AMERICA, N.A.

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                          NEW LENDER:

                                          [NAME OF NEW LENDER]

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                                                       EXHIBIT I

                                FORM OF GUARANTY
                           (CEC Entertainment, Inc.)

     This Guaranty dated as of December 3, 2002 ("Agreement"), is made by CEC Entertainment, Inc., a Kansas corporation ("Guarantor"), in favor of Bank of America, N.A., in its capacity as Administrative Agent ("Administrative Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

     This Agreement is given in connection with the Credit Agreement dated as of December 3, 2002 (as modified from time to time, the "Credit Agreement"), among ShowBiz Merchandising, L.P., a Texas limited partnership ("Borrower"), Guarantor, certain financial institutions which are or may become parties thereto, Bank One, NA, as Syndication Agent, U.S. Bank National Association, as Co-Documentation Agent, Fleet National Bank, as Co-Documentation Agent, and the Administrative Agent, the defined terms of which are used herein unless otherwise defined herein. It is a condition precedent to the obligation of the Lenders to make any extension of credit under the Credit Agreement that the Guarantor execute and deliver this Agreement to the Administrative Agent. The Borrower is a Subsidiary of the Guarantor. Because the Guarantor receives and, as a result of its ownership of the Borrower, expects to continue to receive financial benefits from the Borrower, the Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Credit Agreement.

     Therefore,   to  induce  the   Administrative   Agent  and  such  financial
institutions to enter into the Credit Agreement, the Guarantor, jointly and severally with all other Guarantors, agrees as follows:


     Section 1. Guaranty.

     The Guarantor irrevocably, and jointly and severally with all other Guarantors, guarantees to the Administrative Agent (a) the full payment when due of all principal, interest, fees, reimbursements, indemnifications, Attorney Costs, and other amounts now or hereafter owed by the Borrower to the Administrative Agent and the Lenders (and with respect to the Swap Contracts, the Affiliates of the Administrative Agent and the Lenders) under the terms of the Credit Agreement and the other Loan Documents, including amounts owed under the terms of the Credit Agreement and the other Loan Documents for which the Borrower obtains relief under bankruptcy or other laws providing for relief from creditors, (b) the full payment when due of any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations, and (c) any and all covenants and agreements of the Borrower under the Credit Agreement or other Loan Documents, whether presently existing or hereinafter entered into, will be duly and promptly observed and performed (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and the Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid or performed when due, whether by maturity, acceleration, or otherwise, and the Administrative Agent shall notify the Guarantor of such default and make demand for payment and/or performance hereunder, the Guarantor shall immediately pay to the Administrative Agent the full amount of the Guaranteed Obligations which are due and payable. The Guarantor shall make each payment to the Administrative Agent in U.S. Dollars in immediately available funds as directed by the Administrative Agent. The Administrative Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Administrative Agent to the Guarantor against any and all of the obligations of the Guarantor under this Agreement. The Administrative Agent agrees to promptly notify the Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

     Section 2. Guaranty Absolute.

     2.1 This Agreement shall be deemed accepted by the Administrative Agent upon receipt, and the obligations of the Guarantor under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

     2.2 The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The Guarantor agrees that its obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which it might otherwise have which relate to:

     (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Loan Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;


     (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

     (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

     (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any Default or Event of
Default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor shall be considered a "Debtor" as defined in Section 9.102 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor under such code); or

     (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of the Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.


     2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Administrative Agent or any Lender must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to the Guarantor by the Administrative Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of the Guarantor that its obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

     2.4 (a) The Borrower is a Subsidiary of the Guarantor and the Guarantor receives and, because of its ownership of the Borrower, expects to continue to receive business opportunities and financial benefits from the Borrower. The Guarantor has agreed to enter into this Agreement so that the Borrower can receive the benefits of the Guaranteed Obligations and continue to provide these services to the Guarantor.

     (b) If it is judicially determined with respect to the Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then the Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render the Guarantor=s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

     (c) The Guarantor agrees that each Guarantor shall have rights of contribution and subrogation against each other Guarantor with respect to any payments made in connection with the Guaranteed Obligations.

     Section 3. Unimpaired Collection.

     3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Administrative Agent, in order to enforce payment by the Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Administrative Agent's remedies against the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code, Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Administrative Agent nor the Lenders shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

     3.2 All Subordinated Obligations of the Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

     (a) As used herein, the term "Subordinated Obligations" for the Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations to the Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to the Guarantor and including any right of  subrogation  (including  any  statutory  rights of  subrogation  under
Section 509 of the Bankruptcy Code, 11 U.S.C. ' 509, or under Chapter 34 of the Texas Business and Commerce Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Administrative Agent against the Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Administrative Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

     (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), the Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations of the Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of the Guarantor.

     (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor, and all payments to which the Guarantor would be entitled to collect or receive on the Subordinated Obligations of the Guarantor shall be paid over to the Administrative Agent for application to the Guaranteed Obligations.

     (d) Following written notice from the Administrative Agent to the Borrower that a Default or an Event of Default has occurred and is continuing and that no further payments shall be made on the Subordinated Obligations of the Guarantor until (i) all amounts due with respect to the Guaranteed Obligations shall be paid in full or (ii) the Administrative Agent revokes such notice, the Guarantor shall not be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor.


     (e) If applicable, any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of the Guarantor shall be fully subordinate to any lien, security interest, or assignment, if applicable, in favor of the Administrative Agent which secures the Guaranteed Obligations. At the request of the Administrative Agent, the Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

     (f) This is an absolute and irrevocable agreement of subordination and the Administrative Agent may, without notice to the Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of the Guarantor hereunder.

     (g) The Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of the Guarantor unless the Guarantor causes the assignee or other transferee to execute and deliver to the Administrative Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

     (h) If any  amount  shall be paid to the  Guarantor  in  violation  of this
Section 3.2, such amount shall be held in trust for the benefit of the Administrative Agent and immediately turned over to the Administrative Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

     Section 4. Miscellaneous.

     4.1 The Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Credit Agreement to the extent that such representations, warranties, and covenants are applicable to the Guarantor, including all of the representations and warranties in Article V of the Credit Agreement and all of the covenants in Article VI and Article VII of the Credit Agreement.

     4.2 The Guarantor shall pay to the Administrative Agent on demand (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Loan Documents to which any Guarantor is a party, including the reasonable fees and out of pocket expenses of outside counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and the Loan Documents to which any Guarantor is a party, and (b) all costs and expenses of the Administrative Agent in connection with the enforcement of the Administrative Agent's rights under this Agreement and the other Loan Documents to which any Guarantor is a party, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Administrative Agent. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

     4.3 The Guarantor agrees to protect, defend, indemnify, and hold harmless the Administrative Agent, each Lender, and each of their respective Related Parties (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are related to any litigation or proceeding relating to this Agreement, the Loan Documents, or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTIES' OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Parties' gross negligence or willful misconduct. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

     4.4 If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. The Administrative Agent's remedies under this Agreement and the Loan Documents to which the Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which the Guarantor is a party shall act as a waiver of the Administrative Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of the Guarantor and the Administrative Agent and their respective successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Agreement. The Administrative Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. All notices shall be given in the manner required under Section 10.02 of the Credit Agreement to the following addresses:

If to the Guarantor:
CEC Entertainment, Inc.
4441 W. Airport Freeway
Irving, Texas  75062
Attn:  Chief Financial Officer
Telephone:  (972) 258-4525
Telecopier:  (972) 258-5524

with a copy to:

CEC Entertainment, Inc.
4441 W. Airport Freeway
Irving, Texas 75062
Attn: Legal Department
Telephone:  (972) 258-5461
Telecopier:  (972) 258-5527

If to the Administrative Agent:

Bank of America, N.A.,
   as Administrative Agent under the Credit Agreement dated as of December 3, 2002, among ShowBiz Merchandising, L.P., CEC Entertainment, Inc., the financial institutions parties thereto, and the Administrative Agent
231 S. La Salle Street
IL 1-231-08-30
Chicago, IL 60607
Attn:  Suzanne Paul, Vice President
Telephone:  312-923-1640
Telecopier:  877-206-8435

     4.5 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     4.6 EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     4.7 Time is of the essence in the performance of this Agreement.

     4.8 THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the date first above written.

                                      CEC Entertainment, Inc.,
                                      a Kansas corporation

                                      By:__________________________________
                                         Rodney Carter,
                                         Executive Vice President &
                                         Chief Financial Officer